Response Biomedical Corporation
(the “Company”)

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on April 27, 2005 and as amended November 10, 2006, April 24, 2007 and March 18, 2008)

A. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the independent auditor's qualifications and independence; (3) the performance of the Company's internal financial controls, audit functions and the performance of the independent auditors; and (4) the compliance by the Company with legal and regulatory requirements.

The Board retains the authority and responsibility to select, evaluate and, where appropriate, recommend replacement of the Company’s external auditor, subject to the right of shareholders to appoint and remove the auditor.

This Charter shall govern the operations of the Committee and each member of the Committee shall be responsible for ensuring he or she is familiar with its contents and understands its requirements.

B. COMPOSITION, PROCEDURES AND ORGANIZATION

(1)	The Committee shall consist of at least three members of the Board.

(2)	Each member of the Committee shall be independent for purposes of Multilateral Instrument 52-110 (“MI 52-110”), subject only to the specific exemptions from such requirements contained in MI 52-110.

(3)	Each member of the Committee shall be financially literate for purposes of MI 52-110, subject only to the specific exemptions from such requirements contained in MI 52-110.

(4)

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

(5)	Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.

(6)

The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

(7)

The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers necessary or advisable in order to perform its duties and responsibilities.

(8)

The Committee shall have the authority to authorize the engagement of independent advisors, including legal, accounting and financial advisors as it deems necessary to perform its duties and responsibilities and to set and pay the compensation of such advisors.

(9)	Meetings of the Committee shall be conducted as follows:

(a)

the Committee shall meet at least four times annually at such times and at such locations as may be requested by the chair of the Committee. The external auditors or any member of the Committee may also request a meeting of the Committee;

the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and,

management representatives may, when determined to be appropriate by the Committee members, be invited to attend Committee meetings except private sessions with the external auditors.

(10)

The external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may directly contact any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

C. ROLES AND RESPONSIBILITIES

(1)	The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:

to oversee the work of the external auditors who shall report directly to the Committee, including resolving any disagreements between management and the external auditors regarding financial reporting;

to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

to review and pre-approve the fee, scope and timing of audits and reviews conducted by the external auditors;

to pre-approve any non-audit engagements between the external auditors and the Company or its subsidiaries;

to review the audit plan of the external auditors prior to the commencement of an audit;

to review with the external auditors, upon completion of their audit:

(i)	contents of their report;

(ii)	scope and quality of the audit work performed;

(iii)	adequacy of the Company's financial and auditing personnel;

(iv)	co-operation received from the Company's personnel during the audit;

(v)	internal resources used;

(vi)	significant transactions outside of the normal business of the Company;

(vii)	significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and

(viii)	the non-audit services provided by the external auditors;

to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles;

to review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

to review and approve the Company’s investment policies; and

to implement structures and procedures to ensure that the Committee meets with the external auditors on a regular basis in the absence of management.

(2)	The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(b)

review the appropriateness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to accounting, information systems and financial controls, management reporting and risk management;

	(c)	review compliance under the Company's business conduct and ethics policies and to periodically review these policies and recommend to the Board changes which the Committee may deem appropriate;

(d)	review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company;

(e)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

(f)	review the Company's financial and auditing procedures and the extent to which recommendations made by the external auditors or internal audit staff [1] have been implemented.

(3)	The Committee is also charged with the responsibility to:

(a)	review the Company's quarterly financial statements, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)	review and approve the financial sections of:

(iii)	the annual report to shareholders;

(iv)	the Form 20-F;

(v)	annual and interim MD&A;

(vi)	offering memoranda and prospectuses;

(vii)	news releases discussing financial results of the Company; and

(viii)	other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;

(c)	review regulatory filings and decisions as they relate to the Company's consolidated financial statements;

(d)	review the minutes of any audit committee meeting of subsidiary companies;

(e)

review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements; and

(f)	review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information.

[1] Although the Company does not have a dedicated internal audit staff, there may be internal audits conducted by ad hoc teams to test audit internal controls, certain quality systems and other business processes that impact the integrity of the Company’s financial statements.